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                                                                   Exhibit 10.13

                            DRESSER-RAND GROUP INC.
                              STOCK INCENTIVE PLAN

                                    Article I
                                     Purpose

     Dresser-Rand Group Inc. has established this stock incentive plan to foster and promote its long-term financial success. Capitalized terms are defined in Article VII.

                                   Article II
                               Powers of the Board

     Section 2.1 Power to Grant Awards. The Board shall select Employees to participate in the Plan and determine the terms of each Award.

     Section 2.2 Administration. The Board shall be responsible for the administration of the Plan. The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Determinations, interpretations or other actions made or taken by the Board under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

     Section 2.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Plan may be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.

                                   Article III
                             Shares Subject to Plan

     Section 3.1 Number. The maximum number of shares of Common Stock that may be issued under the Plan may not exceed 577,000 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of
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treasury Common Stock or authorized but unissued Common Stock that is not reserved for any other purpose.

     Section 3.2 Adjustment in Capitalization. The number of shares of Common Stock available for issuance under the Plan may be adjusted by the Board if it shall deem such an adjustment necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Common Stock.

                                   Article IV
                                  Stock Awards

     Section 4.1 Awards and Administration. (a) The Board may offer and sell shares of Common Stock to Participants at such time or times as it shall determine, the terms of which shall be set forth in a Subscription Agreement.
(b) The Board may also provide for the grant of shares of Common Stock to Participants in lieu of compensation otherwise payable to a Participant on such terms as the Board shall determine from time to time.

     Section 4.2 Purchase Price. Unless otherwise determined by the Board, the purchase price for any shares of Common Stock to be offered and sold pursuant to
Section 4.1(a) shall not be less than the Fair Market Value. Unless otherwise determined by the Board, the purchase price with respect to shares of Common Stock offered and sold pursuant to Section 4.1(a) shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Common Stock.

     Section 4.3 Participants Subject to Stockholder Agreement. Each Participant who purchases or otherwise acquires Common Stock pursuant to the Plan shall become a party to the Stockholder Agreement and be bound by the provisions thereof simultaneously with the closing of the acquisition of his or her Common Stock.

                                    Article V
                             Authority to Vary Terms

     The Board may vary the terms of Awards under the Plan if and to the extent the Board determines necessary or appropriate to permit the grant of Awards that are best suited to further the purposes of the Plan and to comply with applicable


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securities laws in a particular jurisdiction or provide terms appropriately suited for Employees in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article V shall not be deemed to authorize any increase in the number of shares of Common Stock available for issuance under the Plan set forth in Section 3.1.

                                   Article VI
              Amendment, Modification, and Termination of the Plan

     The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

                                   Article VII
                                   Definitions

     Section 7.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          "Award" shall mean an offer and sale or other award of shares of Common Stock pursuant to Article IV of the Plan.

          "Board" means the Board of Directors of the Company.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Company" means Dresser-Rand Group Inc., a Delaware corporation, and any successor thereto.

          "Employee" means any executive, officer or other employee of the Company or any Subsidiary.

          "Fair Market Value" means, as of any date of determination, the per share fair market value of a share of Common Stock as determined in the good faith judgment of the Board. In making a determination of Fair Market Value, the Board shall use the same method of valuation that First Reserve uses for purposes of reporting to its limited partners.


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          "First Reserve" means First Reserve Fund IX, L.P. and First Reserve
     Fund X, L.P. each a Delaware limited partnership.

          "Participant" means any Employee who is granted an Award.

          "Plan" means this Dresser-Rand Group Inc. Stock Incentive Plan.

          "Subscription Agreement" means a stock subscription agreement between the Company and a Participant relating to a stock purchase made pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

          "Stockholder Agreement" means the Dresser-Rand Group Inc. Stockholder Agreement, among the Company, Dresser-Rand Holdings, LLC and certain other stockholders of the Company, as amended from time to time.

          "Subsidiary" means any corporation, limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

     Section 7.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  Article VIII
                            Miscellaneous Provisions

     Section 8.1 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Award under the Plan.

     Section 8.2 No Guarantee of Employment or Participation. Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Awards.


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     Section 8.3 No Limitation on Compensation; No Impact on Benefits. Nothing
in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its Employees in cash or property, in a manner that is not expressly authorized under the Plan. Unless otherwise provided under the terms of any employee benefit plan, policy or program, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any employee benefit plan, policy or program. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

     Section 8.4 Requirements of Law. The issuance of shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Common Stock shall be issued under the Plan if such issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

     Section 8.5 Freedom of Action. Nothing in the Plan or any Subscription Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action.

     Section 8.6 Unfunded Plan; Plan Not Subject to ERISA. The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

     Section 8.7 Term of Plan. The Plan shall be effective as of the date specified by the Board and shall continue in effect, unless sooner terminated pursuant to Article VI, until the tenth anniversary of such date.

     Section 8.8 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of New York regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.


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Effective Date: December 1, 2004


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